EXHIBIT 99.1

MOVADO GROUP ACQUIRES OLIVIA BURTON

~ Expected to be Immediately Accretive to Fiscal Year 2018 ~
~ Olivia Burton Expands Movado Group’s Powerful Portfolio of Brands ~

Paramus, NJ – July 5, 2017 -- Movado Group, Inc. (NYSE: MOV) today announced that on July 3, 2017 it acquired JLB Brands Ltd., the owner of the Olivia Burton brand, one of the United Kingdom’s fastest growing fashion watch and jewelry brands, for approximately £60.0 million GBP in cash, subject to working capital and other closing adjustments.

JLB Brands Ltd. was founded by Lesa Bennett and Jemma Fennings in the UK in 2011 and began selling fashion watches under the Olivia Burton brand in 2012, adding jewelry in 2016. Since 2012, the Company has experienced significant growth in the UK and is in the early stages of expanding internationally. Olivia Burton designs are inspired by both fashion and vintage trends for the millennial consumer at accessible price points, with new watch collections launched every two months. Olivia Burton is sold through leading retailers, including John Lewis, Watchshop, Argento, Selfridges and Beaverbrooks in the UK and recently through Nordstrom in the United States. Olivia Burton also operates a concession at Topshop’s flagship location in Oxford Circus, London. Olivia Burton has approximately 33 employees all based in its Shoreditch head office in East London.

In its latest fiscal year ended March 31, 2017, Olivia Burton’s revenue increased 64% to approximately £15 million and is expected to generate approximately £25 million in net sales in its fiscal year ending March 31, 2018. Driving Olivia Burton’s growth is a continued increase in its core UK market, the expansion of the brand beyond the UK including the introduction of the brand into Nordstrom in July 2016, reaching 117 stores in the U.S. as of January 2017, and a focus on building a direct to consumer business through its e-commerce platform.

The benefits of the transaction for the Company include:
—	The addition of a compelling brand with significant global growth potential to Movado Group’s portfolio as Olivia Burton expands space in its existing distribution network, grows its global e-commerce penetration and increases its global reach beyond the core UK market in its current categories of watches and jewelry;

—	Olivia Burton is well-positioned to reach both aspirational and millennial consumers through its distinctive and beautiful watch and jewelry designs;
—	Movado Group’s global distribution network will help build and expand Olivia Burton on a global basis;
—	Movado Group funded this transaction with cash held outside the U.S.

Movado Group expects the transaction to be immediately accretive exclusive of transaction related charges and the amortization of anticipated purchase accounting adjustments. The acquisition was funded with cash on hand of Movado Group’s non-U.S. subsidiaries and was completed on July 3, 2017. Movado Group plans to discuss this transaction in more detail when it reports its second quarter fiscal 2018 results.

Olivia Burton will continue to operate under the leadership of Lesa Bennett and Jemma Fennings, its founders, who will report to Efraim Grinberg, Chairman and Chief Executive Officer of Movado Group. Movado Group plans to retain Olivia Burton’s talented team in London.

Efraim Grinberg, Movado Group’s Chairman and Chief Executive Officer, stated, “I have much admired the spectacular job that Lesa and Jemma have done in building the Olivia Burton brand in the UK over the last few years and more recently with the beginning of its international expansion. While at accessible price points, they have kept the brand extremely creative, innovative and aspirational. They’ve also been building a very strong e-commerce business in the UK, which we believe has great potential for global expansion. With this acquisition, we not only reaffirm our commitment to the watch category, but also expand our presence into fashion jewelry. Olivia Burton’s success under Lesa and Jemma’s direction prove that beautifully designed watches and jewelry can continue to excite today’s consumer. I am pleased to collaborate with Lesa and Jemma on the continued global expansion of the Olivia Burton brand.”

Jemma Fennings stated, “We’re thrilled to join Movado Group, which has the global scale and infrastructure required to support our vision for growth for the Olivia Burton brand. Movado Group shares our passion and relentless focus on innovation and this partnership will further strengthen the design of our watch and jewelry offerings and significantly increase our distribution around the world.”

Lesa Bennett added, “We are pleased that Olivia Burton will continue to operate with its current management team and employees, allowing the transaction to be seamless to our valued clients and business partners. We believe that Olivia Burton has tremendous opportunity for growth, and we look forward to becoming part of Movado Group to help the brand reach its potential.”

Movado Group’s financial advisor for this transaction is Centerview Partners LLC and its legal advisor is Herbert Smith Freehills LLP.  JLB Brands Ltd’s financial advisor is BDO LLP and its legal advisor is DLA Piper UK LLP.

CONTACT:	ICR, Inc. Investors: Rachel Schacter/Allison Malkin 203-682-8200

Media: Alecia Pulman/Brittany Rae Fraser Alecia.pulman@icrinc.com / Brittanyrae.fraser@icrinc.com 203-682-8200 JLB Brands Ltd. Media: press@oliviaburton.com

Safe Harbor
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company’s products are sold, uncertainty regarding such economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible terrorist attacks, natural disasters, the stability of the European Union (including the impact of the June 23, 2016 referendum advising that the United Kingdom exit from the European Union) and defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, changes in consumer preferences and popularity of particular designs, new product development and introduction, the ability of the Company to successfully implement its business strategies, competitive products and pricing, the impact of “smart” watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses without disruption to other business activities, the continuation of the company’s major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business outside the United States including, without limitation, import duties, tariffs, quotas, political and economic stability, changes to existing laws or regulations, and success of hedging strategies with respect to currency exchange rate fluctuations, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.